                                                                  EXHIBIT 10.218

                                GUARANTY OF LEASE

         THIS GUARANTY OF LEASE (this "Guaranty") is given this 2nd day of October, 2000, by MEGO FINANCIAL CORP., a New York corporation, having an office address at 4310 Paradise Road, Las Vegas, Nevada, ("Guarantor"), to JOZAC BUSINESS CENTER, LLC, a California limited liability company ("Landlord").

I.       RECITALS

         A. A certain lease of even date herewith has been, or will be, executed by and between Landlord, and Preferred Equities Corporation, a Nevada corporation, ("Tenant"), for certain premises in the County of Clark, State of Nevada ("Lease").

         B. Landlord requires as a condition to its execution of the Lease that the undersigned guarantee the full performance of the obligations of Tenant thereunder.

         C. Guarantor is desirous that Landlord enter into the Lease with Tenant.

         NOW, THEREFORE, in consideration of the execution of the Lease by Landlord, Guarantor hereby unconditionally guarantees the full performance of each and all of the terms, covenants and conditions of the Lease to be kept and performed by Tenant, as hereinafter provided.

II.      TERMS

         A. GUARANTOR'S OBLIGATIONS:

                  1. GUARANTY OF TENANT'S PERFORMANCE. Guarantor unconditionally guarantees to Landlord the full and complete performance of each and all of the terms, covenants and conditions of the Lease and any amendments thereto required to be performed by Tenant including, but not limited to, the payment of all Monthly Minimum Rent and Additional Rent (as each term is defined in the Lease), and any and all other charges or sums or any portion thereof to accrue or become due from Tenant to Landlord pursuant to the terms of the Lease ("Monetary Sums").

                  2. TENANT'S FAILURE TO PERFORM. In the event of a "default" as defined in the Lease of payment of any of the Monetary Sums when due under the Lease, then, upon demand by Landlord, Guarantor, by certified or cashier's check or by wire transfer, shall pay to Landlord or Landlord's designated agent all Monetary Sums due and owing from Tenant to Landlord under the Lease.

                  3. OTHER PROVISIONS. In the event of a "default" as defined in the Lease in the performance of any covenants, terms or conditions of the Lease as required to be performed, other than as provided for in Part II, Section A.2 of this Guarantee, then, upon demand by Landlord, Guarantor shall commence and complete performance of the conditions, covenants and terms within five (5) days after the date of Landlord's demand; provided, in the event the performance by Guarantor cannot be completed within five (5) days, Guarantor shall commence performance within that time and diligently pursue same to completion within a reasonable period of time. Notwithstanding the foregoing, nothing contained in this Guarantee shall obligate or require Landlord to give Guarantor notice of any default or failure to perform on the part of Tenant, and Landlord's failure to give such notice shall have no effect on Guarantor's liability hereunder.

                  4. ADDITIONAL DAMAGES AND INTEREST. In addition to the payment of the Monetary Sums and the performance of any and all other provisions, conditions and terms of the Lease which may be required of Guarantor by reason of Tenant's failure to perform, Guarantor agrees to pay to Landlord any and all costs and expenses incurred by Landlord resulting from Tenant's failure to perform, including all costs and expenses and attorney's fees incurred in the enforcement of this Guarantee, whether or not litigation is commenced to enforce such rights. This provision shall also specifically include any and all attorneys' fees incurred by Landlord in connection with any bankruptcy filing by Tenant, Guarantor or any other party to the Lease or this Guaranty. Guarantor further agrees to pay to Landlord interest on any and all sums due and owing Landlord by reason of Tenant's failure to pay same at the rate of fifteen percent (15%) per annum until paid in full.

         B.       LANDLORD'S RIGHTS:

                  1. ENFORCEMENT. Notwithstanding the provisions of Section A above, Landlord reserves the right, in the event of any failure of Tenant to pay the Monetary Sums, to proceed against Tenant or Guarantor, or both, and to enforce against Guarantor or Tenant, or both, any and all rights that Landlord may have to the Monetary Sums. Guarantor understands and agrees that its liability under this Guarantee shall be primary and that, in any right of action which may accrue to Landlord under the Lease or this Guarantee, Landlord, at its option, may proceed against Guarantor without having taken any action or obtained any judgment against Tenant.

                  2. DELAY IN ENFORCEMENT. Guarantor understands and agrees that any failure or delay of Landlord to enforce any of its rights under the Lease or this Guarantee shall in no way affect Guarantor's obligations under this Guarantee.

         C.       GUARANTOR'S WAIVERS:

         Guarantor hereby waives:

                  1. Any and all notices, presentments and notices of nonpayment or nonperformance;

                  2. All defenses based upon any disability of Tenant, release of Tenant's liability for any reason or any statute of limitations controlling obligations accruing under the Lease or this Guarantee;

                  3. Any and all rights it may have now or in the future to require or demand that Landlord pursue any right or remedy Landlord may have against Tenant or any third party,

                  4. Any and all rights it may have to enforce any remedies available to Landlord against Tenant now or in the future;

                  5. Any and all right to participate in any security deposit held by Landlord under the Lease now or in the future;

                  6. The right to require Landlord to proceed against Tenant, exhaust any security which Landlord now holds or may hold in the future from Tenant or pursue any other right or remedy available to Landlord;

                  7. All benefits and defenses under Nevada law that Guarantor's liability may be larger in amount and more burdensome than the liability of Tenant, and that Guarantor is liable even if Tenant had no liability at the time of the execution of the Lease or ceases for any reason to be liable;

                  8. All rights and benefits under Nevada law that Guarantor's liability shall continue even if Landlord alters the obligations of Tenant under the Lease; and

                  9. All benefits and defenses under Nevada law, including the right to require Landlord to proceed against Tenant, any other guarantor, or any security Landlord may hold, before enforcing this Guaranty against Guarantor, and the right to require Landlord to pursue any other right or remedy for the benefit of Guarantor, and Guarantor agrees that Landlord may proceed against Guarantor without proceeding against or exhausting any security that Landlord holds.

         D.       CHANGES DO NOT AFFECT LIABILITY:

         Guarantor understands and agrees that its obligations under this Guaranty shall not be affected in any way by any extension of time or other indulgence granted to Tenant, any amendment, modification, renewal or extension of the Lease, or any assignment or subletting of the Lease, and in no way shall any such occurrence release or discharge Guarantor from its obligations under this Guaranty. Guarantor agrees that its obligations under this Guaranty shall not be affected by Landlord's failure to notify Guarantor of any default or failure to perform on the part of Tenant.

         E.       TENANT'S INSOLVENCY:

                   1. ASSUMPTION OF LIABILITY. Guarantor understands and agrees that, if Tenant becomes insolvent or is adjudicated bankrupt, whether by voluntary or involuntary petition, or if any bankruptcy action involving Tenant is commenced or filed, or if a petition for reorganization, arrangement or similar relief is filed against Tenant, or if a receiver of any part of Tenant's property or assets is appointed by any court, Guarantor will pay to Landlord the amount of all accrued, unpaid and accruing Monetary Sums to the date when the trustee or administrator accepts or assumes the Lease and commences paying same; provided, however, at such time as the trustee or administrator rejects the Lease, Guarantor shall pay to Landlord all accrued, unpaid and accruing Monetary Sums under the Lease for the remainder of the Term.

                  2. LANDLORD'S OPTION. Pursuant to the provisions of Part II, Section E.1 above, at the option of Landlord as to the amounts owing for the unexpired term of the Lease if the Lease is rejected, Guarantor shall either:

                           a. Pay to Landlord an amount equal to the Monetary
Sums which would have been payable for the unexpired term of the Lease reduced to its present day value; or

                           b. Execute and deliver to Landlord a new lease for
the balance of the Term with the same terms and conditions as the Lease and with Guarantor as tenant thereunder.

                  3. EFFECT OF OPERATION OF LAW. Any operation of any present or future debtor's relief act or similar act or law or decision of any court shall in no way affect the obligations of Guarantor or Tenant to perform any of the terms, covenants or conditions of the Lease or of this Guaranty.

III.     MISCELLANEOUS:

         A. EXTENT OF OBLIGATIONS. Notwithstanding anything to the contrary in this Guaranty, it is understood and agreed that this Guaranty shall extend to any and all obligations of Tenant to Landlord under the Lease and any amendments to the Lease.

         B. SUBROGATION. Guarantor understands and agrees that it shall have no right of subrogation against Tenant until such time as all of Tenant's obligations to Landlord have been fully paid and discharged.

         C. ASSIGNABILITY. This Guaranty may be assigned in whole or in part by Landlord upon written notice to Guarantor.

         D. SUCCESSORS AND ASSIGNS. The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

         E. MODIFICATION OF GUARANTY. This Guaranty constitutes the full and complete agreement between the parties hereto and it is understood and agreed that the provisions hereof may only be modified by a writing executed by the parties hereto.

         F. NUMBER AND GENDER. As used herein, the singular shall include the plural and, as used herein, the masculine shall include the feminine and neuter genders.

         G. CAPTIONS/HEADINGS. Any captions or headings used in this Guaranty are for reference purposes only and are in no way to be construed as part of this Guaranty.

         H. INVALIDITY. If any term, provision, covenant or condition of this Guaranty is held to be void, invalid or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         I. JURISDICTION. The validity of this Guaranty and of any of its terms or provisions, and the rights and duties of the parties hereunder, shall be interpreted and construed in accordance with the laws of the State of Nevada.

         J. ATTORNEYS' FEES. In the event that either Landlord or Guarantor shall institute or otherwise become involved in any action or proceeding, including, but not limited to, any bankruptcy case commenced by Tenant, Guarantor or any other party, the party not prevailing in such action or proceeding shall reimburse the prevailing party for its actual attorneys' fees, and all fees, costs and expenses incurred in connection with such action or proceeding, including, without limitation, any postjudgment fees, costs or expenses incurred on any appeal or in collection of any judgment.

         K. GUARANTY OF PAYMENT AND PERFORMANCE. It is understood and agreed that this Guaranty is unconditional and continuing and is a guarantee of payment and performance and not of collection.

         L. JOINT AND SEVERAL OBLIGATION. If Guarantor is more than one (1) person, the obligations of the persons comprising Guarantor shall be joint and several and the unenforceability of this Guaranty or Landlord's election not to enforce this Guaranty against one

(1) or more of the persons comprising Guarantor shall not affect the obligations of the remaining persons comprising Guarantor or the enforceability of this Guaranty against such remaining persons.

         M. CORPORATE AUTHORITY. If Guarantor is a corporation, each individual signing this Guaranty on behalf of Guarantor represents and warrants that he or she is duly authorized to execute and deliver this Guaranty on behalf of the corporation, and that this Guaranty is binding on Guarantor in accordance with its terms. Guarantor shall, prior to execution or within three (3) days thereafter, deliver to Landlord a certified copy of a resolution of its board of directors authorizing such execution.

         IN WITNESS WHEREOF, the undersigned have executed this Guaranty and made it effective on the date first written above.

         Addresses for notices:           GUARANTOR:

         Jon A. Joseph, Vice President    MEGO FINANCIAL CORP., a New York
         -----------------------------    corporation
         4310 Paradise Road
         ----------------------------
         Las Vegas, Nevada 89109
         ----------------------------

                                          By: /s/ Jon A. Joseph, V.P
                                              ----------------------------------
                                              Its Authorized Representative

                             MASTER LEASE AGREEMENT

Landlord:      JOZAC Business Center, LLC
Tenant:        Preferred Equities Corporation
Guarantor:     MEGO Financial Corporation

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
SECTION 1 PREMISES.........................................................    1

SECTION 2 EFFECTIVENESS - SALE/LEASE BACK - CONDITION OF PREMISES..........    2

SECTION 3 TERM/OPTION TO EXTEND............................................    2

SECTION 4 RENT.............................................................    6

SECTION 5 GAMING...........................................................   12

SECTION 6 SECURITY DEPOSIT.................................................   12

SECTION 7 POSSESSION AND SURRENDER.........................................   13

SECTION 8 USE OF PREMISES/REPAIRS/COMPLIANCE...............................   14

SECTION 9 IMPROVEMENTS/SIGNAGE AND CONSTRUCTION............................   18

SECTION 10 LANDLORD'S REPAIRS..............................................   21

SECTION 11 TAXES...........................................................   21

SECTION 12 UTILITIES AND SERVICES..........................................   25

SECTION 13 INSURANCE.......................................................   26

SECTION 14 LIENS...........................................................   31

SECTION 15 INDEMNIFICATION.................................................   31

SECTION 16 SUBORDINATION...................................................   32

SECTION 17 EXISTING LEASES/ASSIGNMENT -- SUBLETTING........................   33

SECTION 18 SUBLEASES/COLLATERAL ASSIGNMENT/NON-DISTURBANCE AND ATTORNMENT..   36

SECTION 19 INSOLVENCY AND DEATH............................................   38

SECTION 20 CONDEMNATION....................................................   38

SECTION 21 DAMAGE OR DESTRUCTION........................................................    40

SECTION 22 RIGHT OF ACCESS..............................................................    41

SECTION 23 EXPENDITURES BY LANDLORD.....................................................    42

SECTION 24 ESTOPPEL CERTIFICATE.........................................................    43

SECTION 25 TENANT'S DEFAULT; LANDLORD'S REMEDIES........................................    43

SECTION 26 QUIET POSSESSION.............................................................    49

SECTION 27 CONVEYANCE BY LANDLORD.......................................................    49

SECTION 28 DEFAULT BY LANDLORD..........................................................    50

SECTION 29 NOTICES......................................................................    50

SECTION 30 REMEDIES CUMULATIVE..........................................................    51

SECTION 31 SUCCESSORS AND ASSIGNS.......................................................    52

SECTION 32 PARTIAL INVALIDITY...........................................................    52

SECTION 33 TIME OF THE ESSENCE..........................................................    52

SECTION 34 ENTIRE AGREEMENT.............................................................    52

SECTION 35 NO PARTNERSHIP...............................................................    52

SECTION 36 BROKERS......................................................................    53

SECTION 37 ATTORNEYS' FEES..............................................................    53

SECTION 38 GENERAL PROVISIONS...........................................................    54

                              M A S T E R L E A S E

                            1500 E. TROPICANA AVENUE
                                LAS VEGAS, NEVADA

        THIS LEASE ("LEASE") is made and entered into this 2nd day of October, 2000, by and between JOZAC BUSINESS CENTER, LLC, a California limited liability company (herein referred to as "LANDLORD"), and PREFERRED EQUITIES CORPORATION, a Nevada corporation (herein referred to as "TENANT").

                                    SECTION 1

                                    PREMISES

        1.1 Upon the conditions, limitations, covenants and agreements herein set forth, Landlord hereby agrees to lease to Tenant, and Tenant hereby accepts, hires and leases from Landlord certain real property improved with a two-story building containing approximately Sixty One Thousand One Hundred Twenty Two (61,122) gross square feet, bearing a street address of 1500 East Tropicana Avenue, Las Vegas, Nevada 89119 as more particularly set out on Exhibits A and A1 attached hereto and incorporated herein by reference (herein referred to as the "Premises"). The Premises shall include the building located thereon, parking areas, landscaping, walkways, driveways, service areas and any other improvements now existing or hereafter erected thereon.

        1.2 This Lease shall be subject to all existing and future covenants, conditions, restrictions, reservations and easements now or hereafter recorded against the Property; provided however that no future covenant, condition, restriction, reservation or easement shall materially and adversely affect Tenant's or any subtenant's use of the Premises, including its quiet possession thereof.

                                    SECTION 2

             EFFECTIVENESS - SALE/LEASE BACK - CONDITION OF PREMISES

        2.1 The effectiveness of this Lease shall be expressly subject to the Closing of the real estate purchase transaction between Tenant, as seller, and Landlord, as buyer, for the Premises pursuant to that certain Real Estate Purchase Agreement and Receipts for Deposit dated as of June 1, 2000, and subsequent amendments thereto dated June 6, 2000 and June 7, 2000 ("Purchase Agreement"). It is the intent of the parties hereto that the Lease will commence on the Date of Closing of the foregoing transaction.

               The effectiveness of this Lease shall also be expressly subject to the execution and delivery to Landlord of a Guaranty of Lease by MEGO FINANCIAL CORP. in favor of Landlord in the form attached hereto as Exhibit B.

               Tenant has been the owner of the Premises prior to the commencement of this Lease and is familiar with the condition of the Premises, the status of title, the building, all improvements located thereon, all tenancies and all contracts affecting the Premises. Tenant represents that it has examined the Premises, is satisfied with the physical condition thereof and agrees to accept the same "as is". Tenant further acknowledges that Landlord has not made any representation as to such physical condition, the rents, leases, expenses of operation or any other matter or thing affecting or relating to the Premises.

                                    SECTION 3

                              TERM/OPTION TO EXTEND


        3.1 The term of this Lease shall be ten (10) years commencing on the "Commencement Date", which shall be the Date of Closing of the real estate transaction referred to in Section 2.1 hereof and terminating on the last day of the One Hundred Twentieth (120th) full calendar month thereafter ("Initial Term"), unless sooner terminated or extended as hereinafter provided.

        3.2 Tenant shall have an option to extend the Initial Term for two (2) consecutive periods of five (5) years each ("Option Periods") on the terms and conditions set forth herein; provided that said options may be exercised only in the event Tenant is not in default either at the time said option is exercised or at the time either of said Option Periods is to commence. Further, said options may not be severed from the Lease or separately sold, assigned or otherwise transferred. The words "Lease Term" or "Term" as used in this Lease, shall mean the term of this Lease, as the same may be extended by Tenant pursuant to this section.

        3.3 To exercise the option set forth herein, Tenant shall notify Landlord in writing no later than One Hundred Twenty (120) calendar days and no earlier than Three Hundred Sixty Five (365) calendar days prior to the expiration of the Initial Term or prior Option Period.

        3.4 In the event Tenant properly exercises its option(s) as provided herein, all of the terms and conditions of this Lease shall apply during the Option Period(s), except as to the option right then exercised and subject to the security deposit and rent adjustments set forth hereinbelow.

               The Minimum Monthly Rent for each Option Period shall be increased to initially reflect the Fair Market Rental Value (as defined below) of the Premises as of the commencement of each Option Period, which Minimum Monthly Rent shall in no event be less than the Minimum Monthly Rent for the last Lease Year of the Initial Term or first Option Period, respectively, and which shall be increased annually during the Option Periods in accordance with the CPI adjustment formula set forth in Section 4.3 hereof.

               Additionally, the Security Deposit required by Section 6 hereof shall be increased as of the commencement of each Option Period to an amount identical to the Minimum Monthly Rent for the first month of such Option Period.

               3.4.1 The term Fair Market Rental Value shall mean the price, as of the date in question, which a landlord, willing but not obligated to lease, would accept for the Premises, and which a tenant, willing but not obligated to lease, would pay therefor in an arms length lease transaction. For purposes of determining Fair Market Rental Value only, the use of the Premises shall be restricted to the permissible uses set forth in this Lease. Fair Market Rental Value shall be determined by the parties or, if the parties are unable to agree thereon, by the following procedure:

                When the parties are unable to agree as to the Fair Market Rental Value of the Premises within thirty (30) after Tenant exercises a renewal option, either party may give written notice of such disagreement to the other party and in such notice shall designate the "First Appraiser". Within thirty (30) days after the service of such notice, the other party shall give written notice to the party giving the first notice, which notice shall designate the "Second Appraiser". If the Second Appraiser is not so designated within said notice or by the time above specified, then the First Appraiser shall designate the Second Appraiser. The First and Second Appraisers so designated or appointed shall meet within twenty (20) days after the Second Appraiser is appointed and shall appoint a "Third Appraiser". If the First and Second Appraisers are unable to agree upon a Third Appraiser within twenty (20) days after the Second Appraiser is appointed, then either party, on behalf of both, may request that such appointment be made by the presiding judge of the United States District Court for the district in which the Premises is located, or any successor Federal Court of original jurisdiction, or by the Chief Judge of the Clark County District Court (the "Presiding Judge"). In the event of a failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made by the Presiding Judge. Each party shall pay the fees and expenses of the appraiser appointed by such party, or in whose stead, as provided above, such appraiser was appointed, and the fees and expenses of the Third Appraiser, and all other expenses, if any, shall be born equally by both parties. Any appraiser designated to serve as above provided, shall be disinterested, shall be a member of the American Institute of Real Estate Appraisers (or any successor association or body of comparable standing if such institute is not then in existence), and shall be familiar with property values in Southern Nevada. The appraisers shall determine the Fair Market Rental Value of the Premises. A decision joined in by two of the three appraisers shall be the decision of all the appraisers. After reaching a decision, the appraisers shall give written notice thereof to Landlord and Tenant, which notice shall state the Fair Market Rental Value so determined, and the Fair Market Rental Value so stated shall be considered the Fair Market Rental Value for purposes of this Lease and shall be binding upon Landlord and Tenant. If the appraisers shall fail to reach a decision as provided above within thirty (30) days after the appointment of the Third Appraiser, the Fair Market Rental Value shall be the average of the two closest appraisals. Subject to the provisions of this Lease, the appraisers shall make their appraisal in the same manner as other real estate appraisals and no hearings shall be held in connection therewith.

                                    SECTION 4

                                      RENT

        4.1 The following definitions shall pertain hereto:

               4.1.1 "RENTAL YEAR" shall mean a twelve (12) calendar month year beginning on the first day of the calendar month following the Commencement Date and ending twelve (12) full calendar months thereafter and each full twelve (12) calendar months respectively thereafter.

               4.1.2 "LEASE YEAR" shall mean a twelve (12) month calendar year, except that in the event the Commencement Date occurs on a date other than January 1, the first Lease Year hereunder shall be that fractional part of the calendar year from the Commencement Date to December 31 of the same year and the final Lease Year shall be that fractional part of the calendar year from January 1 to the expiration date.

               4.1.3 "BASE YEAR" shall mean the calendar year in which this Lease is executed.

               4.1.4 "MINIMUM MONTHLY RENT" shall mean the base monthly rent payable in accordance with Section 4.2 below.

               4.1.5 "ADDITIONAL RENT" shall mean all rent and other payments due Landlord hereunder, other than the Minimum Monthly Rent.

               4.1.6 "AGGREGATE MONTHLY RENT" shall mean all monthly rent, including the Minimum Monthly Rent and all Additional Rent.

        4.2 Tenant covenants and agrees to pay Landlord, promptly when due, without notice or demand and without deduction or setoff of any amount for any reason whatsoever, as Minimum Monthly Rent for the Premises the sum of $689,352 per rental year in equal monthly installments of $57,446 each, in advance, on the first day of each and every calendar month during the Initial Term. Minimum Monthly Rent for any period between the Commencement Date, as defined in

Section 3.1 hereof, and the first day of the first "Rental Year", as defined in
Section 4.1.1 hereof shall be computed on a per diem basis and paid along with the first monthly installment to be paid hereunder.

               All amounts payable as Aggregate Monthly Rent or otherwise under this Lease, shall be paid to Landlord at the address set forth herein or at such other place as Landlord shall from time to time designate by notice to Tenant, in lawful money of the United States, which shall be legal tender and payment of all debts and dues, public and private, at the time of payment.

        4.3 The Minimum Monthly Rent, as defined above, shall be subject to being increased by the percentage of increase, if any, in the Consumer Price Index for Urban Wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside Average "All Items", (1982-84=100), published by the United States Department of Labor's Bureau of Labor Statistics. The initial base period month for the purposes of such adjustment shall be the month of December of the calendar year in which this Lease is executed and the adjustment for the initial year of this Lease shall be the increase in the Index from the Commencement Date month to such December. Each December subsequent to the base period month, as aforesaid, shall then be used for comparison purposes and the increase in such Index for the then-current December over the immediately preceding December shall cause an equal adjustment in Minimum Monthly Rent which adjustment shall be effective as of the next-following January 1, and be retroactive, if necessary. The actual computation and determination will be made as soon as the current December Index is published. In no event shall the Minimum Monthly Rent be less than the amount of such Minimum Monthly Rent payable hereunder for the previous Lease Year. Further, it is understood that increases in Minimum Monthly Rent under this
Section 4.3 shall not exceed fifteen percent (15%) over the ten (10) year Initial Term.

               Should the aforementioned Index be discontinued, the parties shall select another similar index which reflects consumer prices and if the parties cannot agree on another index, such replacement index or measuring criteria shall be selected by Landlord in the exercise of its reasonable judgment.

               4.3.1 Landlord shall, within a reasonable time after obtaining the appropriate data necessary for computing such increase, give Tenant written notice of any adjusted Minimum Monthly Rent so determined, and Landlord's computation thereof shall be conclusive and binding, but shall not preclude any adjustment which may be required in the event of a published amendment of the Index figures upon which the computation was based, unless Tenant shall, within thirty (30) days after the giving of such notice, notify Landlord in writing of any claimed error therein. Landlord will promptly investigate the claimed error, determine in good faith whether it is valid and, if necessary, adjust the rental within thirty (30) days of such determination. The upward adjusted Minimum Monthly Rent shall be due and payable for each month commencing with January 1 of the next Lease Year.

        4.4 In addition to the Minimum Monthly Rent, and as a part of the Aggregate Monthly Rent, beginning on the Commencement Date, Tenant shall pay Landlord, at the time and in the manner herein set forth, the following "Additional Rent":

               4.4.1 It is the intent of the parties that Tenant shall be directly responsible for any and all Property Operating Cost, defined below. Accordingly, Tenant will use its best efforts to arrange to pay for all Property Operating Costs directly, and will provide Landlord with written proof of timely payment for each such cost. Further, Tenant shall pay as Additional Rent, any Property Operating Cost paid by Landlord pursuant to Section 23.1, whether or not Landlord is required to pay the same under this Lease.

               (a) The term "Property Operating Cost" shall mean the total cost and expense incurred in managing, operating, equipping, lighting, repairing, replacing and maintaining the Premises, including janitorial, cleaning, refuse and trash disposal, lightbulb replacement and other services and repairs listed in this Lease, as well as any other costs and expenses necessary to maintain the Premises as a first-class office building. Such operating and maintenance costs shall include all costs and expenses of operating and maintaining the Premises, including, without limitation, all Impositions (as that term is defined below); providing private police protection, security patrol, or night watchmen (including, but not limited to uniforms); fire protection and security alarm systems and equipment; preventative maintenance, replacement and repair for heating and air conditioning; workers compensation insurance; payroll taxes; materials, supplies, and all other costs of operating and repairing the Premises, including structures, sidewalks and parking areas, including but not limited to, lighting, cleaning, sweeping, painting, striping, sealing of the parking lot, roof repairs, structure repairs, removing of rubbish or debris, policing and inspecting; depreciation on or rentals of machinery and equipment; all utility expenses; costs and expenses for the rental of music program services and loudspeaker systems, including, but not limited to, furnishing electricity therefor; insurance, including fire and extended coverage, liability, property damage, rent loss, boiler insurance, vandalism, malicious mischief, earthquake, insurance against liability for defamation and claims of false arrest, and such other insurance in such amounts and covering hazards deemed appropriate by Tenant or required under this Lease; fidelity bonds; and all costs of repairs, maintenance, or replacement of paving, curbs, walkways, remarking, directional or other signs, landscaping, drainage, lighting facilities, repair and maintenance of the Premises including parking areas; costs and expenses of planting, replanting and replacing flowers, shrubbery and other landscaping, and the cost of servicing and maintaining any sprinkler system. There shall also be included the cost of leasing and operating any signs; the cost of personnel to implement any service described above, to direct traffic and to police the Premises. Costs of capital improvements or additions to the Premises which will result in overall cost-savings to Tenant hereunder shall also be included hereunder as a Property Operating Cost.

               4.4.2 In addition to all other rental amounts specified herein, as further Additional Rent, Tenant shall pay prior to delinquency, all "Impositions" relative to of the Premises. Accordingly, Tenant will use its best efforts to arrange to pay all Impositions directly, and will provide Landlord with written proof of timely payment for each Imposition. For the purpose of this Lease "Impositions" means:

                             (i) Any real estate taxes, fees, assessments or
other charges assessed against the Premises or any improvements thereon. Tenant will use its best efforts to arrange with appropriate Clark County officials to have all real estate tax bills/invoices sent directly to Tenant, will pay the same prior to the due dates thereof, and will provide Landlord with proof of payment on or before applicable due dates.

                             (ii) All personal property taxes on personal
property used in connection with the Premises other than taxes payable by Tenant under Section 11 hereof.

                             (iii) Any and all environmental levies or charges
now in force affecting the Premises or any portion thereof, or which may hereafter become effective, including, but not limited to parking taxes, levies, or charges, employer parking regulations, and any other parking or vehicular regulations, levies, or charges imposed by any municipal, state or federal agency or authority.

                             (iv) Any other taxes levied or assessed in addition
to, as a replacement, alternative or substitute for, or in lieu of such real or personal property taxes.

                             (v) Any expenses incurred in connection with any
requirement subsequent to the date hereof for changes at the Premises so as to comply with then-existing laws, ordinances or codes imposed by federal, state or local governmental authorities.

        Impositions do not include Landlord's general income taxes, inheritance, estate or gift taxes.

        4.5 All rents and other monies required to be paid by Tenant hereunder to Landlord shall be paid to Landlord without deduction or offset, prior notice or demand, in legal tender of the United States of America, at P.O. Box 4754, Thousand Oaks, California 91359, or at such other place as Landlord may, from time to time, designate in writing. Tenant agrees that all monies required to be paid by Tenant pursuant to this Lease, except for the Minimum Monthly Rent are hereby conclusively deemed to be "Additional Rent."

               4.5.1 If Tenant shall fail, within five (5) days after the same is due and payable, to pay to Landlord or reimburse Landlord for, as applicable, any Aggregate Monthly Rent, Additional Rent or any other amount or charge to be paid as Additional Rent by Tenant hereunder, such unpaid amount shall be subject to a late charge equal to five percent (5%) of such unpaid amount. In addition, any such unpaid amount shall bear interest from the thirtieth (30th) day after the due date thereof to the date of payment at the rate of fifteen percent (15%) per annum. The foregoing are not exclusive of Landlord's rights due to Tenant's default under this Lease and the remedies therefor.

                                    SECTION 5

                                     GAMING

        5.1 No slot machine, gambling device or other "gaming" of any type as defined by Nevada law or requiring a gaming license issued by the State of Nevada shall be permitted in or on the Premises without the prior written consent of Landlord, which consent is strictly within Landlord's discretion.

                                    SECTION 6

                                SECURITY DEPOSIT

        6.1 Tenant shall on the Date of Closing through escrow deposit with Landlord the sum of $57,446.00, receipt of which is hereby acknowledged by Landlord ("Deposit"). Said Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease by Tenant to be kept and performed during the Term hereof, including the vacating of the Premises by Tenant; provided that Tenant shall not be excused from the payment of any rent herein reserved or any other charge herein provided. If Tenant defaults with respect to any provision of this Lease, Landlord may, but shall not be required to, use or retain all or any part of the Deposit for the payment of any rent or other monies due Landlord, to repair damages to the Premises, to clean the Premises or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Deposit to its original amount; otherwise such failure shall be a default under this Lease.

               6.1.1 Landlord shall not be required to keep the Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Deposit. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay all the rent herein provided for and all other sums payable by Tenant to Landlord hereunder as the same fall due, then the Deposit shall be returned to Tenant thirty (30) days after the end of the Term, or after the last payment due from Tenant to Landlord, whichever last occurs. In the event of sale or transfer of the Premises, if Landlord transfers the Deposit to the vendee or transferee for the benefit of Tenant, or if such vendee or transferee assumes all liability with respect to the Deposit, then Landlord shall be considered released by Tenant from all liability for the return of the Deposit, and Tenant agrees to look solely to the new landlord for the return of the Deposit, and it is agreed that this Section 6.1.1 shall apply to every transfer or assignment to a new landlord. No mortgagee or beneficiary holding a lien on the Premises or any portion thereof shall be liable to Tenant for any Deposit, unless said Deposit has actually been delivered to such mortgagee or beneficiary.

               6.1.2 Tenant shall have no right or privilege to mortgage, encumber, transfer or assign the Deposit without the prior written consent of Landlord.

        6.2 Tenant may not deduct the Deposit or any portion thereof from its Aggregate Monthly Rent, Minimum Monthly Rent, Additional Rent, or from other payments to Landlord under this Lease; and Landlord's right to possession of the Premises or to take appropriate action for nonpayment of any rent or for any other reason shall not be affected by the fact that Landlord holds the Deposit and does not use, apply or retain same as set forth herein.

                                    SECTION 7

                            POSSESSION AND SURRENDER

        7.1 Tenant shall by entering upon and occupying the Premises, be deemed to have accepted the Premises "as is".

        7.2 Upon the expiration or termination of the Term of this Lease, if Tenant has fully and faithfully performed all of the terms, conditions and covenants of this Lease to be performed by Tenant, Tenant shall, at its sole cost and expense, remove all personal property and trade fixtures which Tenant has installed or placed in or on the Premises (all of which are hereinafter referred to as "Tenant's Property") from the Premises and repair all damage thereto resulting from such removal; and Tenant shall thereupon surrender the Premises in the same condition as on the date when the Premises was ready for occupancy, reasonable wear and tear excepted. If Tenant has not fully and faithfully performed all of the terms, conditions and covenants of this Lease to be performed by Tenant, Tenant shall nevertheless remove Tenant's Property from the Premises in the manner aforesaid within five (5) days after receipt of written direction to do so from Landlord. In the event Tenant shall fail to remove any of Tenant's Property as provided herein, Landlord may, but is not obligated to, at Tenant's expense, remove all of such Tenant's Property not so removed and repair all damage to the Premises resulting from such removal, and Landlord shall have no responsibility to Tenant for any loss or damage to Tenant's Property caused by or resulting from such removal or otherwise. If the Premises is not surrendered at the end of the Term, Tenant shall indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant due to such delay.

                                    SECTION 8

                       USE OF PREMISES/REPAIRS/COMPLIANCE

        8.1 The Premises is leased to Tenant solely for office building purposes. Tenant shall not use or suffer the Premises, or any portion thereof, to be used for any other purpose or purposes whatsoever, without Landlord's prior written consent. Tenant shall conduct business under the trade name(s) normally utilized by Tenant in its business operations.

        8.2 Tenant shall not use or permit the use of the Premises or any portion thereof as living quarters, sleeping quarters or lodging rooms.

        8.3 Tenant shall refrain from keeping or permitting the keeping of any animals of any kind in, about or upon the Premises without Landlord's prior written approval.

        8.4 Tenant shall at its own cost and expense keep and maintain, in good order, condition and repair the Premises and every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the roof, foundation, structural portions, HVAC and all other systems of the building located on the Premises, all exterior and interior portions of all doors, door checks, windows, plate glass, signage, all plumbing and sewage facilities within or serving the Premises, including free flow up to the main sewer line, fixtures, sprinkler systems, walls, floors and ceilings, it being understood that any and all repair, replacement and maintenance responsibilities shall be the Tenant's. Tenant shall establish a program of preventive maintenance for all systems servicing the building on the Premises and for all other responsibilities of Tenant under this Lease, including, without limitation, landscaping, parking facilities, landscaping, roof, HVAC and other responsibilities hereunder.

        8.5 Tenant shall store all trash and garbage in containers so as not to be visible or create a nuisance to customers and business invitees to the Premises, and so as not to create or permit any health or fire hazard, and shall arrange for the regular removal thereof.

               8.5.1 In the event Tenant's business activity at the Premises shall entail potentially hazardous or dangerous waste material or debris, then Tenant shall be responsible for installing, maintaining and properly utilizing appropriate waste and disposal containers and providing for the safe storage, removal and disposal of same.

        8.6 Tenant hereby covenants and agrees that it, its agents, employees, servants, contractors, subtenants and licensees shall abide by such commercially reasonable rules and regulations, which shall be hereafter reasonably adopted by Tenant for the Premises, and amendments and modifications of any of the foregoing, for the safety, care and cleanliness of the Premises or for the preservation of good order thereon and therein.

        8.7 INTENTIONALLY OMITTED.

        8.8 Tenant will not commit or permit any nuisance on the Premises or commit or suffer any immoral or illegal act to be committed thereon.

        8.9 The use of the Premises by Tenant, its employees, agents, customers, subtenants, licensees, invitees and contractors, shall at all times be in compliance with all covenants, conditions and restrictions; easements; reciprocal easement agreements; and all matters presently of public record; or which may hereafter be placed of public record, which do not materially and adversely affect Tenant's or any subtenant's use of the Premises or any part thereof, or the quiet enjoyment of same.

        8.10 Tenant shall, at its sole cost and expense, comply with all federal, state, city and municipal statutes, ordinances, rules and regulations (including compliance with the Americans With Disabilities Act) as from time to time in effect and the orders and regulations of any ISO (Insurance Services Office) or any other body or entity exercising similar functions in force during the Term and affecting the Premises or Tenant's use thereof. Further, Tenant shall not use the Premises so as to create waste or constitute a nuisance.

               8.10.1 Tenant shall not use the Premises for the generation, storage, manufacture, production, releasing, discharge, or disposal or any hazardous substance (defined below) or allow or suffer any other entity or person to do so. "Hazardous substance" shall mean any flammable or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by a governmental law, order, regulation or ordinance presently in effect or as amended or promulgated in the future and shall include, without limitation:

                             (i) Those substances included within the
definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in CERCLA, RCRA, the Hazardous Materials Transportation Act, 40 U.S.C. Sections 1801 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq. the Toxic Substance Control Act, 15 U.S.C. 2601 et seq., and the Safe Drinking Water Act, 42 U.S. C. 300f through 300j, and in the regulations promulgated pursuant to said laws;

                             (ii) Those substances listed in the United States
Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                             (iii) Such other substances, materials and wastes
which are or become regulated as hazardous or dangerous under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and

                             (iv) Any material, waste or substance which is (A)
petroleum, (B) asbestos, (C) polychlorinated biphenyls or (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317).

The foregoing notwithstanding, Tenant shall be entitled to use and maintain such limited quantities of materials that may otherwise be defined as hazardous substances, as used in the ordinary course of Tenant's or any subtenant's business; provided, that such hazardous substances are properly maintained, stored, and disposed of, Tenant complies with all laws, ordinances, rules and regulations applicable thereto and Tenant bears all responsibility and liability therefor.

               8.10.2 Tenant shall protect, indemnify and hold harmless Landlord, its partners, directors, members, officers, employees, agents, successors and assigns, and the Premises from and against any and all claims, losses, damages, costs, expenses, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, and enforcement actions of any kind (including, without limitation, attorney's fees and costs at trial and on appeal) directly or indirectly arising out of or attributable to, in whole or in part, the breach by Tenant of any of the covenants, representations and warranties of this Section
8.10 et seq., or the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a hazardous substance on, under, from or about the Premises. The foregoing indemnity shall further apply to any residual contamination on, under, from or about the Premises, or affecting any natural resources arising in connection with the use, generation, manufacturing, production, handling, storage, transport, discharge or disposal of any such hazardous substance, and irrespective of whether any of such activities were or will be undertaken in accordance with environmental laws or other applicable laws, regulations, codes and ordinances.

                                    SECTION 9

                      IMPROVEMENTS/SIGNAGE AND CONSTRUCTION

        9.1 It is acknowledged that Tenant has been the owner of the Premises prior to the commencement of this Lease and is familiar with the Premises, the building located thereon, all improvements, tenancies and contracts that are a part of or affect the Premises. Tenant represents that it has examined the Premises, and is satisfied with the physical condition thereof and agrees to accept the same "as is". Tenant further acknowledges that Landlord has not made any representation as to the physical condition, the rents, leases, expenses of operation or any other matter or thing affecting or relating to the Premises.

               Tenant shall be completely responsible for the cost of erection; maintenance; replacement and, upon termination of this Lease, removal of all signage on the Premises; provided however, that signage related to any subtenant occupying a part of the Premises pursuant to a sublease, the term of which extends beyond the termination of this Lease, shall not be subject to removal in accordance with the terms hereof. All signage must be maintained in good condition and be in conformance with all governmental laws, ordinances and regulations.

        9.2 Tenant shall not make any "material" additions, alterations, improvements or changes ("Improvements") in or to the Premises (i.e., any single Improvement costing more than $50,000) without the prior written approval of Landlord which approval shall not be unreasonably withheld, conditioned or delayed. Any Improvements shall be at the sole cost and expense of Tenant, and shall be made promptly and in good and workmanlike manner and in compliance with all insurance requirements and with all applicable permits, authorizations, building regulations, zoning laws, environmental regulations, laws regarding the physically disabled and all other governmental rules, regulations, ordinances, statutes and laws, now or hereafter in effect pertaining to the Premises or Tenant's use thereof. Any Improvements made by Tenant shall at Landlord's option become the property of Landlord upon the expiration or sooner termination of this Lease. However, Landlord shall have the right to require Tenant to remove such Improvements at Tenant's sole cost and expense upon such termination of this Lease and to surrender the Premises in the same condition as it was prior to the making of any or all such Improvements, ordinary wear and tear excepted.

Notwithstanding the foregoing sentence, Tenant shall not be required to remove Improvements that are "embedded" within the Premises, such as electrical and wiring systems.

        9.3 Tenant shall indemnify and hold Landlord and the Premises free of and harmless from any and all liabilities, losses, claims, damages or otherwise based upon or in any manner growing out of any alterations or construction respectively undertaken by Tenant whether specifically under the terms of this Lease or otherwise, including all costs, damages, expenses, court costs and attorneys' fees incurred in or resulting from claims made by any person or persons, by other tenants in the Premises, or any of Tenant's subtenants, agents, employees, customers and invitees.

               9.3.1 Before undertaking any alterations or construction, Tenant shall obtain and pay for a commercial liability insurance policy insuring Landlord and Tenant against any liability which may arise on account of such proposed alterations or construction work in limits of not less than $1,000,000.00 combined single limit coverage. A copy of such policy shall be delivered to Landlord prior to the commencement of any such proposed work. Tenant shall also maintain at all times fire insurance with extended coverage in the name of Landlord and Tenant as their interests may appear in the amount adequate to cover the cost of replacement of all Tenant improvements, alterations, decorations, additions, including any plate glass, doors and windows, in and to the Premises and all trade fixtures therein, in the event of fire or extended coverage loss. Tenant shall deliver to Landlord copies of such fire insurance policies which shall contain a clause requiring the insurer to give Landlord not less than thirty (30) days' prior written notice of cancellation of such policies.

        9.4 Tenant will not create or permit to be created or to remain, and will discharge, any lien, encumbrance or charge upon fixtures, equipment, or personal property located within the Premises.

                                   SECTION 10

                               LANDLORD'S REPAIRS

        10.1 It is understood that any and all repair, replacement, maintenance and other responsibilities and costs relating to the Premises shall be Tenant's, and that Landlord shall have no monetary or other responsibilities relative thereto.

                                   SECTION 11

                                      TAXES

        11.1 Tenant agrees that it will pay and discharge, or cause to be paid and discharged, punctually as and when the same shall become due and payable without penalty, all real estate taxes, personal property taxes, privilege taxes, excise taxes, business and occupation taxes, gross sales taxes, occupational license taxes, water charges, sewer charges, assessments (including, but not limited to, assessments for public improvements or benefits) and all other governmental impositions and charges of every kind and nature whatsoever, whether or not now customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing (all of such taxes, water charges, sewer charges, assessments and other governmental impositions and charges which Tenant is obligated to pay hereunder being; hereinafter collectively called "Tax" or "Taxes") which, at any time during the Initial or any extended Term hereof, shall be or become due and payable and which:

                      (a) shall be levied, assessed or imposed upon or against the Premises or any buildings or improvements on or above the Premises or any portion thereof, or any interest of Landlord or Tenant therein or under this Lease; or

                      (b) shall be or become liens upon or against said Premises or any buildings or improvements on or above the Premises. or any portion thereof, or any such interest of Landlord or Tenant therein, or under this Lease; or

                      (c) shall be levied, assessed or imposed upon or against Landlord by reason of any actual or asserted engagement by Landlord or Tenant, directly or indirectly, in any business, occupation or other activity in connection with the Premises or any portion thereof; or

                      (d) shall be levied, assessed or imposed upon or in connection with the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupancy of the Premises or the buildings and improvements on or above the Premises or any portion thereof;

under or by virtue of any present or future law, statutes, ordinance, regulation or other requirement of any governmental authority whatsoever, whether federal, state, county, city, municipal, or otherwise, it being the intention of the parties hereto that, insofar as the same may lawfully be done, Landlord shall be free from all such expenses and all such real estate taxes, personal property taxes, privilege taxes, excise taxes, business and occupation taxes, gross sales taxes, occupational license taxes, water charges, sewer charges, assessments and all other governmental impositions and charges of every kind and nature whatsoever.

               Taxes shall not include Landlord's general income taxes, inheritance, estate or gift taxes.

        11.2 If by law any Tax is payable, or may at the option of the taxpayer be paid, in installments, Tenant may, whether or not interest shall accrue on the unpaid balance thereof, pay the same, and any accrued interest on any unpaid balance thereof, in installments as each installment becomes due and payable, but in any event before any fine, penalty, additional interest or cost may be added thereto for non-payment of any installment or interest.

        11.3 Any Tax relating to a fiscal period of the taxing authority, a part of which is within the Term and a part of which is subsequent to the Term, shall, whether or not such Tax shall be assessed, levied, imposed or become a lien upon the Premises or the buildings and improvements on or above the Premises, or shall become payable, during the Term, be apportioned and adjusted between Landlord and Tenant as of the stated date of expiration of the Term, so that Landlord shall pay that proportion of such Tax which that part of such fiscal period included in the period of time after the expiration of the Term bears to such fiscal period, and Tenant shall pay the remainder thereof. With respect to any Tax for public improvements or benefits which by law is payable, or at the option of the taxpayer may be paid, in installments, Landlord shall pay the installments thereof which become due and payable subsequent to the expiration of the Term, and Tenant shall pay all such installments which become due and payable at any time during the Term even though payment is postponed beyond the end of the Term by Tenant.

        11.4 Tenant covenants to furnish to Landlord, within ten (10) days after the last date when any Tax must be paid by Tenant as provided in this Section, official receipts, if such receipts are then available to Tenant, of the appropriate taxing authority, or other proof satisfactory to Landlord, evidencing the payment thereof.

        11.5 Tenant shall have the right to contest or review the amount or validity of any such Tax by appropriate legal proceedings (but which is not to be deemed or construed in any way as relieving, modifying or extending Tenant's covenants to pay any such Tax at the time and in the manner as in this Section provided), on condition, however, that if such contested Tax is not paid beforehand and if such legal proceedings shall not operate to prevent the enforcement of the collection of the Tax so contested and shall not prevent the sale of the Premises or the buildings and improvements on or above the Premises or any part thereof to satisfy the same, then before instituting any such proceedings Tenant shall furnish to Landlord and to any lender of Landlord a surety company bond, cash deposit or other security reasonably satisfactory to Landlord and any such lender, as security for the payment of such Tax in an amount sufficient to pay such Tax, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or be charges on the Premises or the buildings on or above the Premises or any part thereof in said legal proceedings. Upon termination of such legal proceedings or at any time when the Landlord or such lender shall deem the security to be insufficient for the purpose, Tenant shall forthwith, upon demand, deliver to Landlord or such lender additional security as is sufficient and necessary for the purpose, and upon failure of the Tenant so to do, the security originally deposited shall be applied to the payment, removal and discharge of said Tax and the interest and penalties in connection therewith and the charges and costs accruing in such legal proceedings and the balance, if any, shall be paid to Tenant provided the Tenant is not in default under this Lease. In the event that such security shall be insufficient for this purpose, Tenant shall forthwith pay over to Landlord or to such lender an amount sufficient, together with the security originally deposited hereunder, to pay the same. In the event of any default by Tenant under this Lease, Landlord and/or such lender are authorized to use the security deposited under this Section to apply on account of such default or to pay the said Tax. The Tenant shall not be entitled to interest on any moneys deposited pursuant to this Section.

        11.6 Any contest as to the validity or amount of any Tax, or assessed valuation upon which such Tax was computed or based, whether before or after payment, may be made by Tenant in the name of Landlord or of Tenant, or both, as Tenant shall determine, and Landlord agrees that it will, at Tenant's expense, cooperate with Tenant in any such contest to such extent as Tenant may reasonably request; it being understood, however, that Landlord shall not be subject to any liability for the payment of any costs or expenses in connection with any proceeding brought by Tenant, and Tenant covenants to indemnify and save harmless Landlord from any such costs or expenses. Tenant shall be entitled to any refund of any such Tax and penalties or interest thereon which have been paid by Tenant or by Landlord and reimbursed to Landlord by Tenant.

        11.7 The certificate, advice or bill of the appropriate official (designated by law to make or issue the same or to receive payment of any such Tax) of the non-payment of any such Tax, shall be prima facie evidence that such Tax was due and unpaid at the time of the making or issuance of such certificate, advice or bill.

        11.8 If at any time during the Term, under the laws of the United States, Nevada or any political subdivision thereof, a tax or excise on rents or other tax (except income tax), however described, is levied or assessed by the United States, Nevada or said political subdivision against Landlord on account of any rent reserved under this Lease, all such tax or excise on rents or other taxes shall be paid by Tenant. Whenever Landlord shall receive any statement or bill for any such tax or shall otherwise be required to make any payment on account thereof, Tenant shall pay, as Additional Rent, the amount due hereunder within ten (10) days after demand therefor accompanied by delivery to Tenant of a copy of such tax statement, if any.

                                   SECTION 12

                             UTILITIES AND SERVICES

        12.1 Tenant shall be responsible for and pay as Additional Rent all charges for all utilities, and all other installations, metering, services or utilities used in, upon or about the Premises by Tenant; any of its assignees, subtenants, licensees or concessionaires or any other occupant thereof.

        12.2 Tenant shall also at its sole cost and expense, procure or cause to be procured any and all necessary permits, licenses or other authorizations required for the lawful and proper use, occupation, operation and management of the Premises and of such buildings and improvements above the Premises, and for the lawful and proper installation and maintenance thereon and therein of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service thereto.

        12.3 Tenant shall provide to Landlord proof of the on-going existence of service contracts for the maintenance of all equipment located in the Premises, which Tenant is required to maintain under this Lease.

                                   SECTION 13

                                    INSURANCE

        13.1 At all times during the Term, at its own cost and expense and as Additional Rent hereunder, Tenant shall keep or cause to be kept all buildings and improvements now existing or hereafter erected upon or above the Premises and all equipment, fixtures, motors, machinery, furnishings and furniture installed and owned by Tenant and used in connection with the Premises or with the buildings and improvements upon or above the Premises, including all alterations, rebuildings, replacements and additions thereto, insured against loss or damage by earthquake and by fire, vandalism, malicious mischief, sprinkler leakage (if sprinklered) and such other hazards, casualties, risks and contingencies now covered by or that may hereafter be considered, as included within the standard form extended coverage endorsement, in an amount at least equal to one hundred percent (100%) of the Full Insurable Value thereof, but in any event in an amount not less than that required to avoid the operation and effect of any co-insurance provisions in said policies. If an insurer, or any governmental agency or authority, shall at any time require that the foundation(s) be insured in order to relieve the insured from the responsibility as a co-insurer or for any other purpose, the obligations of Tenant with respect to the insurance shall thenceforth be increased to the extent so required.

        13.2 The term "Full Insurable Value" shall mean actual replacement cost exclusive of cost of excavation, foundations and footings. Such "Full Insurable Value" shall be determined from time to time [but not more frequently than once in any twenty four (24) calendar months] at the request of Landlord but at the expense of Tenant by the fire insurance company carrying the highest amount of fire insurance on the Premises or its agent, or by an appraiser selected by Tenant and approved in writing by Landlord. The failure of the Landlord to request such appraisal shall not release Tenant of its obligations hereunder. At all times during the Term, at its own cost and expense and as Additional Rent, Tenant shall provide and keep in force comprehensive general liability insurance policies, in standard form, protecting Tenant, and the Landlord as an additional insured, against any and all liability in the amount of not less than Five Million ($5,000,000.00) Dollars in respect to any one occurrence, in the amount of not less than Two Million ($2,000,000.00) Dollars in respect to injuries to or death of any one person, and in the amount of not less than One Million ($1,000,000.00) Dollars in respect to destruction or damage to property of others. All such policies shall cover the entire Premises and all buildings and improvements on or above the Premises, including elevators and escalators, as well as parking, common areas, means of access and roadways therein, and streets and sidewalks adjacent thereto.

        13.3 At all times during the Term, at its own cost and expense and as Additional Rent, Tenant shall provide and keep in force boiler and machinery insurance on all steam boilers and high pressure boilers, if any, or such other apparatus as Landlord may deem necessary to be covered by such insurance, installed within any building on or above the Premises, in such amounts and in such forms of policies as may from time to time be reasonably required by Landlord.

        13.4 Intentionally Omitted.

        13.5 At all times during the Term, at its own cost and expense and as Additional Rent, Tenant shall provide and keep in force such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which, at the time, are normally insured against in the case of similar premises and improvements, similarly situated, due regard being given to the height and type of buildings and improvements on and above the Premises, their construction, use and occupancy.

        13.6 All such insurance to be provided by Tenant under this Section shall name the Tenant and Landlord as insureds and, at the option of Landlord any other parties permitted by Landlord as additional insureds, all as their respective interests may appear.

        13.7 All of the policies of insurance provided for in this Lease shall be issued by insurance carriers in good financial standing, authorized to transact business in Nevada and pre-approved in writing by Landlord.

        13.8 In the event that Tenant fails to obtain and maintain insurance as in this Lease provided and such failure shall continue for a period of ten (10) days after notice by Landlord, Landlord may, but shall not be obligated to, effect and maintain any such insurance coverage and pay premiums therefor. All premiums so paid by Landlord, together with interest thereon at the rate of fifteen percent (15%) per annum from the date of such payment by Landlord, shall be deemed Additional Rent hereunder, and payable by Tenant to Landlord as such in accordance with the provisions of this Lease but not later than the first day of the month following the month in which payment therefor is made by Landlord. In addition thereto, Landlord may recover from Tenant, and Tenant covenants and agrees to pay as Additional Rent to Landlord, any and all damages which Landlord may have sustained by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the damages of Landlord shall not be limited to the amount of premiums thereon. Tenant shall make payment to Landlord on the first day of the month following the month in which any payments were made by Landlord or in which the amount of such damage was determined. The payment by Landlord shall not be a waiver or release of Tenant with respect thereto or the right of Landlord to pursue any other remedy permitted hereunder or by law as in the case of any other default hereunder or of default in the payment of Aggregate Rent.

        13.9 A certificate issued by the insurance carrier for each policy of insurance required to be maintained by Tenant hereunder shall be delivered to Landlord and all other named insureds on or before the Commencement Date hereof and thereafter, as to policy renewals, within thirty (30) days prior to the expiration of the term of each such policy. Each certificate of insurance required to be maintained by Tenant hereunder shall be in form and substance satisfactory to Landlord and shall expressly evidence insurance coverage as required by this Lease and shall contain an endorsement or provision requiring not less than thirty (30) days' prior written notice to Landlord of such cancellation. As to any proposed diminution in the perils insured against, or reduction of the amount of coverage of the particular policy in question, initiated (i) by the insurer shall require not less than thirty (30) days prior written notice to Landlord, and (ii) by Tenant shall require not less than thirty (30) days prior written notice to Landlord.

        13.10 Provided it does not violate any laws or regulations or jeopardize Tenant's or Landlord's insurance coverage(s), each policy of property insurance (and to the extent obtainable with respect to public liability insurance) provided for in this Section 13 shall contain an express waiver of any and all rights of subrogation thereunder whatsoever against both Landlord and Tenant, their respective shareholders, directors, members, officers, partners, agents and employees. Except for the negligent or willful acts or omissions of Landlord, all such policies carried by Tenant shall be written as primary policies and not contributing with or in excess of the coverage, if any, which Landlord may carry. Any other provision contained in this Section or elsewhere in this Lease notwithstanding, the amounts of all insurance required hereunder to be paid by Landlord or Tenant shall be not less than an amount sufficient to prevent the applicable party from becoming a co-insurer.

        13.11 Tenant agrees that it will not keep, use, sell, offer for sale or allow in or upon the Premises any article or permit any activity which may be prohibited by any standard form of insurance policy.

        13.12 Tenant shall not use or occupy the Premises or any part thereof, or suffer or permit the same to be used or occupied for any business or purpose deemed extra hazardous and thus affect the Premises.

        13.13 During the Term of this Lease, Tenant shall indemnify and save harmless Landlord and the Premises, from and against any and all claims and demands whether for injuries to persons or loss of life, or damage to property, occurring within the Premises, and immediately adjoining areas and arising out of the use and occupancy of the Premises by Tenant, or occasioned wholly or in part by any act or omission of Tenant, its subtenants, agents, contractors, employees, servants, licensees or concessionaires, excepting, however, such claims and demands, whether for injuries to persons or loss of life, or damage to property caused by an indemnified party. In case Landlord shall be made a party to any litigation, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in connection therewith.

                                   SECTION 14

                                      LIENS

        14.1 Tenant shall at all times indemnify, save and hold Landlord, the Premises and the leasehold created by this Lease free of and harmless from any claims, liens, demands, charges, encumbrances, litigation and judgments arising directly or indirectly out of any use, occupancy or activity of Tenant, or Tenant's subtenants, licensees or concessionaires, or out of any work performed, material furnished, or obligations incurred by Tenant or Tenant's subtenants, licensees or concessionaires, in, upon or otherwise in connection with the Premises. Tenant shall give Landlord written notice at least twenty (20) business days prior to the commencement of any such work on the Premises. Tenant shall, at its sole cost and expense, within fifteen (15) days after filing of any lien of record, obtain the discharge and release thereof. Nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from obtaining said discharge and release in the event Tenant fails or refuses to do the same within said fifteen (15) day period. Any amounts paid by Landlord hereunder shall be deemed Additional Rent.

                                   SECTION 15

                                 INDEMNIFICATION

        15.1 Tenant hereby indemnifies, saves and holds Landlord, the Premises and the leasehold estate free of and harmless from any and all liabilities, losses, costs, expenses, including reasonable attorneys' fees (at trial and on appeal), causes of action, suits, judgments, claims, liens and demands of any kind whatsoever in connection with, arising out of, or by reason of any act, omission or negligence of Tenant, its agents, employees, servants, contractors, subtenants, licensees, concessionaires, customers or business invitees while in, upon, about or in any way connected with the Premises, or arising from any accident, injury or damage, howsoever caused, to any person or property whatsoever, occurring in, upon, about or in any way connected with the Premises, or arising from any accident, injury or damage, howsoever and by whomsoever caused, to any person or property whatsoever, occurring in, upon, about or in any way connected with the Premises or any portion thereof, unless the same is caused by the negligent act or omission of Landlord or Landlord's agents.

                                   SECTION 16

                                  SUBORDINATION

        16.1 Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Premises, or any portion thereof, and to execute and deliver at any time, and from time to time, upon ten
(10) days demand by Landlord, such documents as may be reasonably required and mandatory to effectuate such subordination, and in the event that Tenant shall fail, neglect or refuse to execute and deliver any such documents to be executed by it within ten (10) days after request by Landlord, Tenant hereby appoints Landlord, its successors and assigns, the attorney-in-fact of Tenant irrevocably to execute and deliver any and all such documents for and on behalf of Tenant; provided, however, the Tenant shall not be required to effectuate such subordination, unless the mortgagee or beneficiary named in such mortgage, deed of trust, or other encumbrance shall first agree in writing, for the benefit of Tenant, that so long as Tenant is not in default under any of the provisions, covenants or conditions of this Lease on the part of Tenant to be kept and performed, that neither this Lease nor any of the rights to Tenant hereunder shall be terminated or modified or be subject to termination or modification. Tenant acknowledges that the power of attorney granted hereby is coupled with an interest.

        16.2 In the event that the mortgagee or beneficiary of any such mortgage or deed of trust elects to have this Lease a prior lien to its mortgage or deed of trust, then and in such event, upon such mortgagee's or beneficiary's giving written notice to Tenant to that effect, this Lease shall be deemed a prior lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of recordation of such mortgage or deed of trust.

               16.2.1 Tenant shall, in the event of the exercise of any power of sale under any deed of trust or, if any proceedings are brought for the foreclosure of a lien affecting property in which the Premises are situated, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

        16.3 Upon Landlord's request, and within twenty (20) days thereof, Tenant agrees to modify this lease to meet the reasonable requirements of a lender selected by Landlord who demands such modification as a condition precedent to granting a loan and placing a deed of trust or other mortgage encumbrance upon the Premises; provided, such modifications do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase the obligations of Tenant.

                                   SECTION 17

                    EXISTING LEASES/ASSIGNMENT -- SUBLETTING

        17.1 All right, title and interest of Landlord in and to each of the leases identified in Exhibit C, attached hereto, are hereby assigned to Tenant together with full right and power to collect and retain all rents and other payments due and to become due thereunder. Tenant does hereby accept such assignment and in consideration therefor does hereby unconditionally and irrevocably assume each and every obligation and liability of the Landlord as landlord under such leases heretofore accrued or which may hereafter accrue under and in connection therewith, and will indemnify and hold Landlord harmless from any and all claims, actions, judgments, liabilities, losses, penalties, fines, damages, costs and expenses, including attorneys' fees, of any kind and nature whatsoever with respect thereto.

        17.2 Tenant shall not without the prior written consent of Landlord first had and obtained in each case, sell, assign or in any manner transfer this Lease or any interest therein or the estate of the Tenant hereunder, or sublease or underlet the Premises, except as otherwise set forth herein.

        Notwithstanding anything to the contrary contained in this Section 17, an assignment or subletting of all or a portion of the Premises to an "Affiliate" of Tenant shall not be deemed a violation of this section, provided that (a) Tenant notifies Landlord of any such assignment or sublease within five
(5) days after its effective date, and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such "Affiliate" and (b) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. The term "Affiliate" of Tenant shall mean any other entity which is controlled by, controls, or is under common control with Tenant, or an entity that results from a reorganization, merger, or the sale of substantially all the assets, interest or stock of Tenant. The term "control" or "controlled," as used in this Section 17.2, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or more than fifty percent (50%) of the voting interest in, any entity. In no event shall a transfer, assignment, or subletting of all or a portion of the Premises to an Affiliate release Tenant from the payment and performance of its obligations in the Lease, but rather Tenant and its assignee will be jointly and severally primarily liable for such payment and performance.

        17.3 Tenant, shall have the right to sublet portions of the Premises and/or of the buildings and improvements thereon at any time and from time to time, provided it is not in default hereunder.

For a sublease to be entitled to the benefits of Section 18.3, it must be approved in advance by Landlord or be in the form attached hereto as Exhibit D, the sub-rental must reflect fair market rental for the sub-premises, and the terms and provisions set forth hereinbelow must be complied with. Tenant covenants and agrees that each sublease of any portion of the Premises and/or of said buildings and improvements shall be in writing; and, among other things, shall provide (a) that the said sublease is subject and subordinate to this Master Lease, and to any extensions, modifications or amendments hereof, and (b) that in the case of a sublease entitled to the benefit of Section 18.3, in the event of cancellation or termination of the this Master Lease in accordance with its terms or by the surrender thereof, whether voluntarily, involuntarily or by operation of law, such sublease shall not thereby be cancelled or terminated but the subtenant under each such sublease shall make full and complete attornment to the Landlord for the balance of the term of such sublease with the same force and effect as though said sublease were originally made directly from the Landlord hereunder to the subtenant under such sublease.

        17.4 If the Premises or any part thereof be sublet or occupied by anybody other than Tenant in violation hereof, Landlord may, but shall not be required to after default by Tenant, (i) collect rent from any purchaser, assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved (but no such subletting, sale, assignment, occupancy or collection shall be deemed a waiver of any covenant contained in this Section
17), (ii) accept any such purchaser, assignee, subtenant or occupant as tenant, and/or (iii) release Tenant from violation of or the further performance by Tenant of any or all terms, covenants and conditions of this Lease on the part of Tenant to be performed.

        17.5 Tenant may not at any time during the Term of this Lease, without the prior written consent of Landlord, pledge, mortgage or hypothecate the leasehold estate hereby created.

                                   SECTION 18

         SUBLEASES/COLLATERAL ASSIGNMENT/NON-DISTURBANCE AND ATTORNMENT

        18.1 Tenant does hereby reassign, transfer and set over unto Landlord all of its rights, title and interest in and to each of the leases identified on Exhibit C attached hereto, and does hereby also assign, transfer and set over unto Landlord all of its rights, title and interest in and to each and every sublease now or hereafter executed affecting the Premises or any part thereof (which now or hereafter existing leases and subleases are hereinafter collectively called "subleases"), as well as all of the rents or other sums of money now or hereafter due and payable thereunder (hereinafter called "sub-rents") and all security now held by or hereafter paid to Tenant which has been or may hereafter be deposited for the payment of sub-rents or the performance of any of the terms of such sublease, upon condition, however, that such assignment shall become operative and effective only as to such subleases as Landlord shall so designate by notice at such time and only in the event the within Lease and the term thereof shall be terminated or cancelled pursuant to the terms and conditions hereof, or in the event of the issuance and execution of a dispossess warrant or of any other re-entry or re-possession by Landlord under the provisions hereof, or in the event Tenant is in uncured default of any of the terms and conditions thereof.

        18.2 Tenant does hereby covenant and agree, in respect to each and every sublease now or hereafter executed affecting the Premises or any part thereof, that it shall not, without the prior written consent of Landlord first had and obtained, which shall not be unreasonably withheld, conditioned or delayed, (i) receive or collect any sub-rents (payable under any such sublease from any present or future subtenant of the said Premises or any part thereof) for a period of more than one (1) month in advance; (ii) pledge, transfer, mortgage, encumber or assign future payments of such sub-rental; (iii) in the case of subleases entitled to the benefit of Section 18.3, waive, excuse, condone, discount, set-off, compromise or in any manner release or discharge any subtenants thereof, of and from any obligations, covenants and conditions by said subtenants to be paid, observed and performed under the said subleases after termination of this Lease; (iv) in the case of subleases entitled to the benefit of Section 18.3, cancel, terminate or consent to any surrender of any such sublease; (v) in the case of subleases entitled to the benefit of Section 18.3, modify or in any way alter the terms thereof so as to reduce the sub-rent or anywise affect, to any material extent, the rights of the landlord thereunder.

        18.3 In the event of the cancellation or termination of the within Lease in accordance with the terms hereof or by the surrender hereof, whether voluntary, involuntary or by operation of law, prior to the expiration date of any sublease hereafter executed affecting a portion of the Premises (including extensions and renewals thereunder), which sublease (i) has been previously approved in writing by the Landlord or pursuant to Section 17.3 does not require such approval in order to be entitled to the benefits of this Section, and (ii) contains the provisions required under Sections 17 and 18 hereof, Landlord for itself, successors and assigns, as well as for any subsequent owner of the Premises, does hereby covenant and warrant for the benefit of the subtenant under any such sublease, subject to the observance and performance by the subtenant under such sublease of all of the terms, covenants and conditions thereunder, as follows:

        (a) The quiet and peaceful possession of subtenant under the said sublease;

        (b) That the sublease shall continue in full force and effect and Landlord shall recognize the sublease and the subtenant's rights thereunder and will thereby establish direct privity of estate and contract as between Landlord and the subtenant under said sublease with the same force and effect as though the sublease were originally made from Landlord in favor of the subtenant thereunder;

        (c) That it will assume such obligations on the part of the landlord under such sublease which are deemed to run with the land for so long as Landlord shall be the owner in fee of the Premises provided, however, Landlord shall not be liable in any way to subtenant for any act or omission, neglect or default on the part of Tenant, as sub-landlord under said sublease, or be responsible for any moneys owing by or on deposit with Tenant to the credit of subtenant and subtenant shall not have the right to set-off or assert against Landlord any such claim or any damages arising therefrom.

                                   SECTION 19

                              INSOLVENCY AND DEATH

        19.1 It is understood and agreed that neither this Lease nor any interest herein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any state or federal insolvency, bankruptcy or inheritance act, or any similar law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of creditors, heir, legatee, devisee, or any other person whomsoever without the express prior written consent of Landlord.

                                   SECTION 20

                                  CONDEMNATION

        20.1 In the event of any taking of or damage to all or any part of the Premises (or any interest therein) prior to the expiration or earlier termination of this Lease by reason of any exercise of the power of eminent domain (whether by condemnation proceedings or otherwise) or by reason of any transfer of all or any part of the Premises (or any interest therein) made in avoidance of such an exercise, the rights and obligations of Landlord and Tenant with respect thereto shall be as set forth in this Section. Such taking, damage and/or transfer are all referred to as "appropriation".

        20.2 If the entire Premises be appropriated, this Lease shall terminate and expire as of the date of such appropriation, and Landlord and Tenant shall be released from further liability hereunder.

        20.3 If the appropriation shall be greater than one-third (1/3) of the Premises and the remainder will not be reasonably adequate for the operation of Tenant's business after Tenant completes such repairs or alterations as Tenant elects to make, either Landlord or Tenant shall have the option to terminate this Lease by notifying the other party hereto of such election in writing within thirty (30) days after such appropriation.

               20.3.1 If after such appropriation the remaining part thereof is suitable for the purposes for which Tenant has leased the Premises, this Lease shall continue in full force and effect, but the Minimum Monthly Rent shall be reduced in an amount equal to that proportion of the Minimum Monthly Rent which the floor space of the portion taken bears to the total floor space of the building located on the Premises. In the event a partial appropriation does not terminate this Lease and if appropriation proceeds are sufficient to cover all restoration costs and are made available to Tenant, Tenant, using such appropriation proceeds, shall make repairs and restorations to the remaining premises and shall also repair or replace its fixtures, furniture, furnishings and equipment. If Tenant had ceased business operations during such repair and restoration work, Tenant shall promptly reopen for business upon completion thereof.

        20.4 All awards payable on account of such appropriation shall be payable to Landlord, and Tenant hereby waives any and all rights thereto and interest therein; provided, however, that Tenant shall be entitled to a separate award for any necessary repairs to the Premises and all other

Improvements as contemplated hereby, the value of its leasehold estate and relocation costs of Tenant, but Landlord shall have no obligation with respect thereto.

                                   SECTION 21

                              DAMAGE OR DESTRUCTION

        21.1 In the case of the total or partial destruction of the building located on the Premises, or any portion thereof, whether by fire or other casualty, this Lease shall not terminate except as otherwise specifically provided herein. Tenant shall be entitled to a reduction in the Minimum Monthly Rent in an amount equal to that proportion of the Minimum Monthly Rent which the number of square feet of floor space in the unusable portion bears to the total number of rentable square feet of the building located on the Premises. Said reduction shall be prorated so that the Minimum Monthly Rent shall only be reduced for those days any given area is actually unusable. Further, if a portion of the Premises is so damaged or destroyed so as to preclude Tenant from practically operating its business, then there shall be a full abatement of Minimum Monthly Rent until operations may be resumed. Subject to the availability of property insurance proceeds as provided hereinabove, Tenant shall promptly undertake to repair and restore the building located on the Premises, and shall, with reasonable diligence, repair and reconstruct the Premises to a condition at least equal in quality and condition to that existing immediately prior to the damage or destruction in question. To the extent insurance proceeds are insufficient therefor, Tenant shall be liable for any such difference. It is understood that Landlord shall have no repair or restoration responsibilities whatsoever.

        21.2 All insurance proceeds payable under any property insurance policy procured and maintained by Landlord or Tenant shall be payable solely to Landlord and/or its mortgagee(s), and Tenant shall have no interest therein. Notwithstanding the foregoing, however, and subject to the rights of any mortgagee, if less than fifty percent (50%) of the Premises is damaged or destroyed and more than two (2) years remain in the then operative Term or Option Period, the insurance proceeds shall be made available to Tenant for the repair and restoration work required hereunder. In the event all insurance proceeds are not made available to Tenant, Tenant shall be entitled to terminate this Lease upon written notice to Landlord given within thirty (30) days of Tenant being advised of the non-availability of insurance proceeds. Tenant shall in no case be entitled to compensation or damages on account of any annoyance or inconvenience in making repairs under any provision of this Lease. Except to the extent provided for in this Section 21, neither the rent payable by Tenant nor any of Tenant's other obligations under any provision of this Lease shall be affected by any damage to or destruction of the Premises or any portion thereof by any cause whatsoever.

                                   SECTION 22

                                 RIGHT OF ACCESS

        22.1 Landlord and its authorized agents and representatives shall be entitled to enter the Premises at any reasonable time for the purpose of observing, posting or keeping posted thereon notices provided for hereunder, if any, and such other notices as Landlord may deem necessary or appropriate for protection of Landlord, its interest or the Premises; for the purpose of inspecting the Premises or any portion thereof; to inspect the Premises relative to concerns over use, storage or disposal of hazardous waste and chemicals; and for the purpose of making repairs to the Premises and performing any work therein or thereon which Landlord may elect to make hereunder, or which may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or any applicable standards that may, from time to time, be established by an Insurance Services Office or any similar body, or which Landlord may deem necessary or appropriate to prevent waste, loss, damage or deterioration to or in connection with the Premises or for any other lawful purpose. Landlord shall have the right to use any reasonable means which Landlord may deem proper to open all doors in the Premises in an emergency. Entry into the Premises obtained by Landlord by any such means shall not be deemed to be forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Nothing contained herein shall impose or be deemed to impose any duty on the part of Landlord to do any work or repair, maintenance, reconstruction or restoration, which under any provision of this Lease is required to be done by Tenant, but the cost thereof shall be deemed Additional Rents. The performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to do the same.

        22.2 Landlord, its authorized agents and representatives, shall be entitled to enter the Premises at all reasonable times for the purpose of exhibiting the same to prospective purchasers and, during the final year of the Term of this Lease, Landlord shall be entitled to exhibit the Premises for lease and post signs therein announcing same.

                                   SECTION 23

                            EXPENDITURES BY LANDLORD

        23.1 Whenever under any provision of this Lease, Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required, and, except in the case of an emergency, continues not to perform for five (5) days after notice, Landlord shall be entitled, but shall not be obligated, to make any such payment or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant. In exercising this right, Landlord shall be permitted to charge Tenant the cost thereof plus interest thereon at the per annum rate of the greater of (i) fifteen percent (15%), or (ii) Bank of America NT & SA "Reference Rate" plus 500 basis points (5%) which shall constitute and be collectible by Landlord as Additional Rent on demand.

                                   SECTION 24

                              ESTOPPEL CERTIFICATE

        24.1 Tenant agrees that within ten (10) days of any demand therefor by Landlord, Tenant will execute and deliver to Landlord and/or Landlord's designee a recordable certificate stating that this Lease is in full force and effect, such defenses or offsets as are claimed by Tenant, if any, the date to which all rentals have been paid, and such other information as reasonably and customarily contained in a commercial estoppel certificate concerning the Lease, the Premises and Tenant as Landlord or said designee may request. In the event that Tenant fails to execute and/or deliver any such certificate or offset statement to Landlord within said ten (10) days, Tenant shall be deemed in violation of this Lease and Landlord shall have the rights and remedies for default under
Section 25 below.

                                   SECTION 25

                      TENANT'S DEFAULT; LANDLORD'S REMEDIES

        25.1 Tenant's compliance with each and every covenant and obligation hereof on its part to be performed hereunder is a condition precedent to each and every covenant and obligation of Landlord hereunder. Any one or more of the following shall be a "default" under this Lease:

               25.1.1 Tenant shall default in the payment of any sum of money required to be paid hereunder and such default continues for five (5) days after written notice thereof from Landlord to Tenant; or

               25.1.2 Tenant shall default in the performance of any other term, covenant or condition of this Lease on the part of Tenant to be kept and performed and such default continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the default complained of in such notice is of such a nature that the same can be rectified or cured, but cannot with reasonable diligence be done within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Tenant shall, within said thirty (30) day period, commence to rectify and cure the same and shall thereafter complete such rectification and cure with all due diligence; or

               25.1.3 Tenant should vacate or abandon the Premises during the Term and not otherwise be current in its rental and other obligations under this Lease; or

               25.1.4 There is filed any petition in bankruptcy or Tenant is adjudicated as a bankrupt or insolvent, or there is appointed a receiver or trustee to take possession of Tenant or of all or substantially all of the assets of Tenant, or there is a general assignment by Tenant for the benefit of creditors, or any action is taken by or against Tenant under any state or federal insolvency or bankruptcy act, or any similar law now or hereafter in effect, including, without limitation, the filing of execution or attachment against Tenant and such levy continues in effect for a period of sixty (60) days. The provisions hereof shall also apply to any guarantor of this Lease; or

               25.1.5 Tenant does, or permits to be done, any act which creates a mechanic's lien or claim thereof against the Premises or the Property and fails to timely discharge same; or

               25.1.6 Tenant fails to furnish Landlord with a copy of any insurance policy required to be furnished by Tenant to Landlord when due, and such default shall continue for fifteen (15) days after written notice from Landlord; or

               25.1.7 Tenant's causing, permitting or suffering to be done any act (i) required by this Lease to have the prior written consent of Landlord, unless such consent is so obtained, or (ii) prohibited by this Lease unless cured as provided in Section 25.1.2; or

               25.1.8 In addition to the events constituting a default and breach of the Lease by Tenant as stated above, if within any twelve (12) month period during the term of the Lease, Tenant shall have failed to perform any monetary obligation required of Tenant hereunder more than two (2) times, or has been in breach for any other provision of this Lease more than three (3) times, and Landlord, because of any such failure and/or breach, shall have served upon Tenant within said twelve (12) month period two (2) (for monetary obligations) or three (3) (for non-monetary obligations) or more notices of any such failure or breach, then any subsequent failure or breach shall be deemed a noncurable default, without requirement of notice or opportunity to cure, and Landlord shall be immediately entitled to exercise any and all rights, remedies and/or elections specified below otherwise available at law or in equity.

        25.2 In the event of a default as designated in this Section or elsewhere herein, in addition to any other rights or remedies provided for herein or available at law or in equity, Landlord, at its sole option, shall have the following rights:

               25.2.1 The right to declare the Term of this Lease ended and to re-enter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Premises; or

               25.2.2 The right, without declaring the Term of this Lease ended, to re-enter the Premises and to occupy the same, or any portion thereof, for and on account of Tenant as hereinafter provided, applying any moneys received first to the payment of such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, including costs, expenses, attorneys' fees, and expenditures placing the same in good order and condition, or preparing or altering the same for reletting, and all other expenses, commissions and charges paid, assumed or incurred by Landlord in or in connection with reletting the Premises and then to the fulfillment of the covenants of Tenant. Any such reletting as provided for herein may be for the remainder of the

Term of this Lease or for a longer or shorter period. Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole reasonable discretion, deems appropriate. Landlord may execute any lease made pursuant to the terms hereof either in Landlord's own name or in the name of Tenant, or subject to the provisions of Section 18 hereof, assume Tenant's interest in and to any existing subleases to any tenant of the Premises, as Landlord may see fit, and Tenant shall have no right or authority whatsoever to collect any rent from such tenants, subtenants, licensees or concessionaires on the Premises. In any case, and whether or not the Premises or any part thereof be relet, Tenant, until the end of what would have been the term of this Lease in the absence of such default and whether or not the Premises or any part thereof shall have been relet, shall be liable to Landlord and shall pay to Landlord monthly an amount equal to the amount due as Aggregate Monthly Rent, less the net proceeds for said month, if any, of any reletting effected for the account of Tenant pursuant to the provisions of this subsection, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, court costs, attorneys' fees, expenses of employees, alteration costs, and expenses of preparation for such reletting (all said costs are cumulative and shall be applied against proceeds of reletting until paid in full). Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by Tenant to Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the Term for a final determination of Tenant's account and the commencement or maintenance of one or more actions by Landlord in this connection shall not bar Landlord from bringing any subsequent actions for further accruals pursuant to the provisions of this Section; or

               25.2.3 The right, even though it may have relet all or any portion of the Premises in accordance with the provisions above, to thereafter at any time elect to terminate this Lease for such previous default on the part of Tenant, and to terminate all of the rights of Tenant in and to the Premises.

        25.3 Pursuant to said rights of re-entry above, Landlord may remove all persons from the Premises and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free of and harmless from any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever. Notwithstanding anything contained herein to the contrary, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rent or other sum of money thereafter to accrue hereunder, or Tenant's liability for damages under any of the provisions hereof, by any such re-entry, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have specifically, with reference to this Section, notified Tenant in writing that it has so elected to terminate this Lease. Tenant covenants and agrees that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Nevada and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the service of such notice to Tenant) be deemed to be a termination of this Lease, or the termination of any liability hereunder of Tenant to Landlord.

        25.4 Tenant acknowledges and agrees that, in the event of any failure of Tenant to pay any Aggregate Monthly Rent, Minimum Monthly Rent, Additional Rent or other charges or moneys required to be paid by Tenant to Landlord pursuant to this Lease, Tenant shall immediately be in the status of default such that, at Landlord's option, the five (5) day written notice required by Section 25.1.1
(i) may be a five-day notice as contemplated by N.R.S. Section 40.250 or N.R.S.
Section 40.253,
or (ii) may be given simultaneously or may run concurrently with any five day notice given by Landlord pursuant to N.R.S. Section 40.250 or N.R.S. Section 40.253.

        25.5 In any action brought by Landlord or Tenant to enforce any of its rights under or arising from this Lease, the prevailing party shall be entitled to receive its court costs and legal expenses, including reasonable attorneys' fees, at trial and on appeal, whether such action is prosecuted to judgment or not. The parties shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage. In the event Landlord commences any proceedings for non-payment of any rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by Tenant.

        25.6 The waiver by Landlord of any particular default or breach of any of the terms, covenants or conditions hereof on the part of Tenant to be kept and performed shall not be a waiver of any preceding or subsequent breach of the same or any other term, covenant or condition contained herein. Landlord's failure to insist upon strict performance of any of the terms, conditions or covenants herein shall not be deemed to be a waiver of any rights or remedies of Landlord. The subsequent acceptance of rent or any other payment hereunder by Tenant to Landlord shall not be construed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rental or other payment or portion thereof so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental or other payment. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. The term of this Section 25 may not be waived.

                                   SECTION 26

                                QUIET POSSESSION

        26.1 Tenant, upon paying the Minimum Monthly Rent, Additional Rent and all other charges and moneys herein required of Tenant, and upon Tenant's performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Premises during the Term of this Lease without any disturbance from Landlord or from any other person claiming through Landlord.

                                   SECTION 27

                             CONVEYANCE BY LANDLORD

        27.1 In the event of any sale, transfer and exchange of the Premises or other property by Landlord to the extent that such purchaser, transferee or other party acquires the interest of the Landlord in the Premises, Landlord shall be and is hereby relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease, arising out of any act, occurrence or omission relating to the Premises occurring after the consummation of such sale, transfer or exchange. Tenant agrees to attorn to such purchaser, transferee or grantee.

                                   SECTION 28

                               DEFAULT BY LANDLORD

        28.1 It is agreed that in the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Landlord's part to be kept or performed, that Tenant, prior to exercising any right or remedy Tenant may have against Landlord on account of such default, shall give written notice to Landlord of such default, specifying in said notice the default with which Landlord is charged and Landlord shall not be deemed in default if the same is cured within thirty (30) days of receipt of said notice. Notwithstanding any other provision hereof, Tenant agrees that if the default complained of in the notice provided for by this Section is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured by Landlord within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord within a thirty
(30) day period shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed.

                                   SECTION 29

                                     NOTICES

        29.1 Any and all notices and demands by or from Landlord to Tenant, or by or from Tenant to Landlord, required or desired to be given hereunder shall be in writing and shall be validly given or made if served either personally, or delivered by recognized commercial courier (such as Federal Express), or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand be served by registered or certified mail in the manner provided, service shall be conclusively deemed given two (2) days after mailing or upon receipt, whichever is sooner.

               29.1.1 Any notice or demand to Landlord shall be addressed to

        Landlord at:

        P.O. Box 4754
        Thousand Oaks, California 91359

        With a copy to:

        Kolesar & Leatham, Chtd.
        3320 West Sahara Avenue
        Suite 380
        Las Vegas, Nevada 89102
        ATTN:  Robert J. Kolesar, Esq.

               29.1.2 Any notice or demand to Tenant shall be addressed to Tenant at:

        1500 East Tropicana Avenue
        Las Vegas, Nevada 89119
        ATTN:  Jon A. Joseph, Esq.

        With a copy to:

        Jon A. Joseph, Esq.
        4310 Paradise Road
        Las Vegas, Nevada 89109

        29.2 Any party hereto may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party.

                                   SECTION 30

                               REMEDIES CUMULATIVE

        30.1 The various rights, options, elections and remedies of Landlord and Tenant contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

                                   SECTION 31

                             SUCCESSORS AND ASSIGNS

        31.1 The terms, provisions, covenants and conditions contained in this Lease shall apply to, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of Landlord and Tenant (where permitted), respectively.

                                   SECTION 32

                               PARTIAL INVALIDITY

        32.1 If any term, covenant or condition of this Lease, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Lease, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                                   SECTION 33

                               TIME OF THE ESSENCE

        33.1 Time is of the essence as to this Lease and all of the terms, covenants and conditions hereof.

                                   SECTION 34

                                ENTIRE AGREEMENT

        34.1 This Lease contains the entire agreement between the parties and shall not be amended, changed or terminated orally.

                                   SECTION 35

                                 NO PARTNERSHIP

        35.1 Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

                                   SECTION 36

                                     BROKERS

        36.1 This Lease is an integral part of the real estate purchase transaction referred to in Section 2.1 hereof, and any and all brokerage commissions shall be paid at the Closing of that transaction. No separate lease commissions shall be due and payable. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease creating any liability for which Landlord is obligated to pay, and hereby holds harmless and indemnifies Landlord from and against any and all cost, expense or liability including legal fees and costs in defense thereof for any compensation, commissions and charges claimed to be due by any broker or agent with respect to this Lease or the negotiation hereof based on any such broker's or agent's representation of Tenant. The foregoing shall not apply to any internal or related commission or fee to be paid by Landlord.

                                   SECTION 37

                                 ATTORNEYS' FEES

        37.1 In the event any action at law or in equity, or any special proceeding, be instituted by either of the parties hereof against the other to enforce this Lease, or any rights arising hereunder, or in connection with the subject matter hereof, the prevailing party shall be entitled to recover all costs of suit and reasonable attorneys' fees at trial and on appeal.

                                   SECTION 38

                               GENERAL PROVISIONS

        38.1 The captions appearing at the commencement of the Sections hereof are descriptive only and for convenience of reference to this Lease and in no way whatsoever define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

        38.2 Masculine or feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places herein in which the context requires such substitution(s).

        38.3 The laws of the State of Nevada shall govern the validity, construction, performance, enforcement and effect of this Lease. Any legal action under this Lease or in any way pertaining to this Lease must be instituted and maintained in Clark County, Nevada.

        38.4 Whenever in this Lease any words of obligation or duty are used in connection with either party, such words shall have the same force and effect as though framed in the form of express covenants on the part of the party obligated.

        38.5 In the event Tenant now or hereafter shall consist of more than one person, firm or corporation, then and in such event, all such persons, firms or corporations shall be jointly and severally liable as Tenant hereunder.

        38.6 The submission of this Lease for examination does not constitute a reservation of or option to lease the Premises; this Lease becomes effective as a Lease only upon execution by both parties, delivery thereof by Landlord to Tenant and the Closing of the real estate transaction referred to in Section 2.1 hereof.

        38.7 Should any claim or lien be filed against the Premises, or any action or proceeding be instituted affecting the title to the Premises, Tenant shall give Landlord written notice thereof as soon as Tenant obtains actual knowledge thereof.

        38.8 This Lease shall not be construed either for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of its language.

        38.9 Tenant agrees and acknowledges that Landlord has bargained for Tenant's full and faithful compliance with the terms of the Lease, and Tenant's full and faithful payment of all Aggregate Monthly Rent, Minimum Monthly Rent, Additional Rent and other charges and moneys to be paid by Tenant. Therefore, if Landlord has granted Tenant any monetary concession or benefits, all such concessions and/or benefits to Tenant shall be effective only so long as Tenant is not in default of any term, covenant or provision of this Lease. Thus, should Tenant default hereunder, in addition to any amounts owing from Tenant to Landlord as a result of such default, the full amount of any such monetary concession or benefit not included within Landlord's damage with respect to Tenant's general obligations for all rent and Additional Rent above shall be immediately due and payable by Tenant to Landlord upon demand.

        38.10 Landlord and Tenant acknowledge the fact that this Lease and the terms hereof are confidential and are to remain so. Therefore, each party hereto agrees that it will not disclose the terms hereof to any third party or unrelated or unaffiliated party except in the event of litigation, regulatory reporting requirements, financial planning and/or a public offering or sale of all or virtually all of the assets of the respective party hereto, as otherwise required in the ordinary course of each party's business.

               This Lease shall not be recorded. However, upon the request of either party, both parties shall for the purposes of recordation, execute a memorandum or "short form" of this Lease, which shall describe only the parties; the Premises; the Lease Term and any Option Periods and shall incorporate this Lease by reference.

        38.11 Tenant understands and agrees that any claims by Tenant against Landlord with respect to this Lease shall be limited to the assets of the beneficial owner of the Premises. Tenant expressly waives any and all rights to proceed against the individual partners or against the officers, directors or shareholders of any corporate partner of such beneficial owner, except to the extent of their interests therein.

        38.12 If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, prior to or within three (3) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of its board of directors authorizing such execution.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth above.

        LANDLORD TENANT

        JOZAC BUSINESS CENTER, LLC,        PREFERRED EQUITIES CORPORATION,
        a California limited               a Nevada corporation
         liability company

        By: /s/ Michael D. White           By:  /s/ Jon A. Joseph
            ---------------------------         --------------------------------
                         Manager                Jon A. Joseph,
                                                Vice President